UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – July 1, 2015

GILLA INC.
 (Exact Name of Registrant as Specified in its Charter)

NEVADA	000-28107	88-0335710
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

15540 Biscayne Blvd, North Miami, Florida 33160
(Address of principal executive offices)

(416) 843-2881
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On March 18, 2015, as previously disclosed on Form 8-K, Gilla Inc. (“Gilla” or the “Company”) entered into a letter of intent (the “LOI”) to acquire all of the issued and outstanding shares of a Florida based e-liquids manufacturer. On June 3, 2015, the Company entered into an agreement to amend the terms of the LOI (the “LOI Amendment”).

On June 25, 2015, the Company entered into a share purchase agreement (the “Share Purchase Agreement”) to acquire all of the issued and outstanding shares of E Liquid Wholesale, Inc. (“E Liquid Wholesale”) in accordance with the LOI Amendment. Pursuant to the Share Purchase Agreement, the total purchase price is $1,125,000 (the “Purchase Consideration”) payable to the vendors of E Liquid Wholesale (the “Vendors”) as (i) $225,000 in cash (the “Cash Consideration”) payable on the Closing Date (as defined below) and (ii) $900,000 in promissory notes (together, the “Promissory Notes”) issued on the Closing Date. The Promissory Notes will be issued in three equal tranches of $300,000 due four (4), nine (9) and eighteen (18) months respectfully from the Closing Date. The Promissory Notes are all non-interest bearing, and at the option of the Vendors, up to one third (1/3) of each tranche of the Promissory Notes can be repaid in common stock of the Company, calculated using the five (5) day weighted average closing market price of the Company prior to the maturity of the Promissory Notes. The Promissory Notes, are all and each subject to working capital adjustments, as is customary for transactions of this kind.

On July 1, 2015 the Company closed the acquisition of E Liquid Wholesale pursuant to the Share Purchase Agreement. The Company paid the Cash Consideration and issued the Promissory Notes to the Vendors.

Item 7.01                      Regulation FD Disclosure

On July 1, 2015, the Company issued a press release announcing the closing of the acquisition of E Liquid Wholesale as described in Item 2.01, above.  A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d)           Exhibits

Exhibit No.                      Description

99.1	Press Release dated July 1, 2015 from Gilla Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GILLA INC.

Dated: July 6, 2015	By:	/s/ J. Graham Simmonds
	Name:	J. Graham Simmonds
	Title:	Chief Executive Officer